UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

Quanergy Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Lakeside Drive
Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 245-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	QNGY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

On December 13, 2022, Quanergy Systems, Inc. (the “Company”) filed a voluntary petition (Case No. 22-11305) for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such case, the “Case”). The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To ensure its ability to continue operating in the ordinary course of business, the Company has filed with the Court motions seeking a variety of “first-day” relief (collectively, the “First Day Motions”). The Company’s objective in the Case is to consummate a sale of substantially all of its assets to the highest bidder. Additional information about the Case, including access to Court documents, is available online at https://cases.stretto.com/Quanergy, a website administered by Bankruptcy Management Solutions, Inc., a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Lisa Kelley

On December 9, 2022, Lisa Kelley, a member of the Company’s Board of Directors (the “Board”), notified the Company of her intention to resign from the Board, effective December 12, 2022. Ms. Kelley has indicated that her departure from the Board was for personal reasons, and was not the result of any disagreement with management or the Board. In connection with Ms. Kelley’s resignation, the Board decreased the authorized size of the Board from seven (7) to six (6) members, effective as of December 12, 2022.

Retirement of Kevin J. Kennedy

On December 13, 2022, the Company announced that Mr. Kevin J. Kennedy, Chairman and Chief Executive Officer of the Company, has elected to retire as Chief Executive Officer, effective December 31, 2022. Mr. Kennedy’s retirement is not the result of any disagreement with the Company’s policies, practices or procedures. Mr. Kennedy will continue to serve as non-executive Chairman of the Board.

The Company entered into a Separation Agreement, dated December 9, 2022 (“Separation Agreement”), with Mr. Kennedy. Pursuant to the Separation Agreement, Mr. Kennedy will receive a lump-sum cash payment of $285,000 in recognition of his ongoing service and leadership as Chairman of the Board and valuable continued contributions to the Company in that capacity. All of Mr. Kennedy’s outstanding stock options and other equity awards, to the extent not previously vested, will continue to vest pursuant to their respective terms and conditions while he remains in service as a member of the Board. Mr. Kennedy will not receive any separate director fees or other compensation for his continued service on the board. The Separation Agreement also contains confidentiality, non-solicitation and non-disparagement covenants, and a general release of claims on the part of Mr. Kennedy.

The foregoing summary of the Separation Agreement is qualified in its entirety by the Separation Agreement itself, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Lawrence Perkins

On December 12, 2022, the Company appointed Lawrence Perkins as Chief Restructuring Officer and President. Mr. Perkins, age 45, is the founder and Chief Executive Officer of SierraConstellation Partners LLC (“SCP”), an interim management and advisory firm, which he founded in 2013. Mr. Perkins has served in a variety of senior-level positions, including interim CEO/President, Chief Restructuring Officer, board member, financial advisor, strategic consultant and investment banker, to numerous private and public middle-market companies.

On December 12, 2022, the Company and SCP entered into an engagement agreement pursuant to which Mr. Perkins will serve as the Company’s Chief Restructuring Officer and President. SCP’s fees for such services will be billed at a monthly fixed fee of $37,500, plus reimbursable expenses at costs. The Company will file an application with the

Court seeking authority to appoint Mr. Perkins as Chief Restructuring Officer and President, and as such, such appointment is subject to Court approval. The Company and Mr. Perkins did not enter into, and do not anticipate entering into, any compensatory arrangements in connection with his performance as the Company’s Chief Restructuring Officer and President that are in addition to any fees paid to SCP in connection with its services provided to the Company. Other than as described above, there are no arrangements or understandings between Mr. Perkins and any other person pursuant to which he was appointed to serve as principal restructuring officer of the Company. There are no family relationships between Mr. Perkins and any director or executive officer of the Company. Mr. Perkins does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retention Agreements

As part of a retention program approved by the Board, on December 11, 2022, the Company entered into a Retention Agreement (collectively, the “Retention Agreements”) with each of Patrick Archambault, the Company’s Chief Financial Officer, Enzo Signore, the Company’s Chief Marketing Officer, and Bradley Sherrard, the Company’s Chief Revenue Officer.

The Retention Agreements provide for a lump sum cash payment on December 12, 2022 equal to approximately 16% to 25% of the individuals base salary, or $72,500, $67,500, and $48,333, less applicable tax withholdings and deductions, to Messrs. Archambault, Signore and Sherrard, respectively (each, a “Retention Payment”), provided that, each officer must remain continuously employed with the Company through the earlier of (i) the closing of a sale transaction of substantially all of the Company’s assets, (ii) the effective date of a plan of liquidation under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Proceeding”), or (iii) the conversion of the Bankruptcy Proceeding to a case under Chapter 7 of the United States Bankruptcy Code. If, prior to the occurrence of one of (i), (ii) or (iii) above, an officer resigns their employment for any reason, other than due to their death or disability, or they are terminated by the Company for Cause (as defined in the Retention Agreement), the officer will not earn any portion of the Retention Payment and must repay the entire amount of the Retention Payment (net of tax withholdings) to the Company no later than sixty days following the date on which such officer’s employment is terminated.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Retention Agreements, a form of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 13, 2022, the Company issued a press release announcing that it had entered into the Case. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including statements regarding: plans for Mr. Kennedy’s retirement and continued service on the Company’s board of directors; the Company’s intentions to broaden its marketing efforts for the sale of business or assets; plans to seek an expedited sale process; intentions regarding the use of cash while in bankruptcy; the demand environment and supply chain dynamics and their impact on the growth and scale of the Company’s business; the continued prioritization of customer needs; and expectations regarding the ability to maintain operations in the ordinary course while in Bankruptcy proceedings . These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the overall level of consumer demand for the Company’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its business strategy; changes in governmental regulation, the Company’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s suppliers and the impact of supply chain constraints, as well as consumer demand for its products; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, the Company’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; the Company’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and other risks and uncertainties indicated in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement dated December 9, 2022 between the Company and Mr. Kevin J. Kennedy

10.2	Form of Retention Agreement.

99.1	Press Release Dated December 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANERGY SYSTEMS, INC.

Dated: December 13, 2022	By:	/s/ Patrick Archambault
Patrick Archambault Chief Financial Officer